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                                                                   EXHIBIT 10.12

                         AMERICAN COMMERCIAL LINES INC.

             EQUITY AWARD PLAN FOR EMPLOYEES, OFFICERS AND DIRECTORS

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                                TABLE OF CONTENTS

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SECTION 1.  Purpose; Definitions................................................      1

SECTION 2.  Stock Subject to the Plan...........................................      4

SECTION 3.  Administration of the Plan..........................................      5

SECTION 4.  Eligibility for Awards..............................................      5

SECTION 5.  Limitations on Options..............................................      6

SECTION 6.  Effective Date/Term of Plan.........................................      6

SECTION 7.  Term of Option......................................................      6

SECTION 8.  Option Exercise Price and Consideration.............................      6

SECTION 9.  Exercise of Option..................................................      8

SECTION 10.  Restricted Stock...................................................     11

SECTION 11.  Deferral of Stock Award............................................     13

SECTION 12.  Other Awards.......................................................     13

SECTION 13.  Non-Transferability of Awards......................................     15

SECTION 14.  Adjustments Upon Changes in Capitalization.........................     15

SECTION 15.  Date of Grant......................................................     16

SECTION 16.  Term; Amendment and Termination of the Plan........................     16

SECTION 17.  Conditions Upon Issuance of Shares.................................     17

SECTION 18.  General Provisions.................................................     17
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                         AMERICAN COMMERCIAL LINES INC.

             EQUITY AWARD PLAN FOR EMPLOYEES, OFFICERS AND DIRECTORS

SECTION 1. Purpose; Definitions.

      The purposes of this Plan are to promote the interests of the Company (including any Subsidiaries and Affiliates) and its stockholders by using equity interests in the Company to attract, retain and motivate its management, Directors and other eligible persons and to encourage and reward their contributions to the Company's performance and profitability.

      The following capitalized terms shall have the following respective meanings when used in this Plan:

    (a) "Administrator" means the Board or any one of its Committees as shall be administering the Plan, in accordance with Section 3 of the Plan.

    (b) "Affiliate" means any corporation, limited liability company or other entity controlled by the Company and designated by the Board or the Committee as such.

    (c) "Applicable Laws" means the legal requirements relating to the administration of plans providing one or more of the types of Awards described in the Plan and the issuance of Shares thereunder pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

    (d) "Award" means a grant of an Option, Restricted Stock, Stock Appreciation Right or other stock-based Award under the Plan, all on a stand alone, combination or tandem basis, as described in or granted under the Plan.

    (e) "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

    (f) "Board" means the Board of Directors of the Company.

    (g) "Cause" means, unless otherwise determined by the Committee, (i) the conviction of the Participant for committing, or entering a plea of nolo contendere by the Participant with respect to, a felony under federal or state law or a crime involving moral turpitude; (ii) the commission of an act of personal dishonesty or fraud involving personal profit in connection with the Participant's employment by the Company; (iii) the willful misconduct, gross negligence or deliberate failure on the part of the Participant to perform his or her duties as a Service Provider with respect to the Company in any material respect; or (iv) the failure of the Participant to comply with Company policies or agreements with the Company, in any material respect.

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    (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (i) "Committee" means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan, in accordance with
Section 3 of the Plan.

    (j) "Common Stock" means the common stock, par value $.01, of the Company.

    (k) "Company" means American Commercial Lines Inc., a Delaware corporation.

    (l) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

    (m) "Director" means a director serving on the Board who is not also an Employee of the Company or any Subsidiary or Affiliate thereof; who has not been an Employee of the Company during the taxable year; and who has been duly elected to the Board by the stockholders of the Company or by the Board under applicable corporate law.

    (n) "Disability" means permanent and total disability as determined under procedures established by the Committee for the purposes of the Plan.

    (o) "Effective Date" means the date described in Section 6 of the Plan.

    (p) "Employee" means any common-law employee of the Company or a Subsidiary or Affiliate of the Company, including Officers employed by the Company or any Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall, without more, constitute "employment" by the Company.

    (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, or the rules and regulations promulgated thereunder.

    (r) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on the Nasdaq National Market, its Fair Market Value shall be either the mean of the highest and lowest reported sale prices of the stock (or, if no sales were reported, the average of the closing bid and asked price) or the last reported sales price of the stock, as determined by the Committee in its discretion, on the Nasdaq National Market for any given day or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed as reported in The Wall Street Journal or such other source as the Committee deems reliable;

      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be either the mean between the high bid and low asked prices or the last asked price, as determined by the Committee for the Common Stock on any given day, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

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      (iii) In the absence of an established regular public market for the
Common Stock, the Fair Market Value shall be determined in good faith by the Committee and, with respect to an Incentive Stock Option, in accordance with such regulations as may be issued under the Code; provided, however, that with respect to an individual described in Section 8(a)(i)(A) hereof, this Section 1(r)(iii) shall not be available if the resulting price fails to represent the Fair Market Value of a Share of Common Stock on the date of grant as determined in accordance with Sections 1(r)(i) or (ii) above.

    (s) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (t) "Mature Shares" means any shares held by the Participant for a minimum period of six (6) months.

    (u) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

    (v) "Officer" means, unless otherwise noted herein, a person who is an officer of the Company or a Subsidiary or Affiliate.

    (w) "Option" means a stock option granted pursuant to the Plan.

    (x) "Participant" means a Service Provider who holds an outstanding Award.

    (y) "Performance Award" means an Award granted pursuant to Section 12(b) of the Plan.

    (z) "Performance Goals" means, or may be expressed in terms of, any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company's attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

    (aa) "Performance Objective" means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Performance Award.

    (bb) "Performance Period" means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant's entitlement to receive payment of a Performance Award.

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    (cc) "Plan" means this Equity Award Plan for Employees, Officers and
Directors.

    (dd) "Restricted Stock" means shares of Common Stock acquired pursuant to an Award granted pursuant to Section 10 of the Plan.

    (ee) "Retirement" means a Service Provider's retirement from active employment or other service relationship with the Company or any Subsidiary or Affiliate as determined under a pension plan of the Company or any Subsidiary or Affiliate applicable to the Service Provider; or the Service Provider's termination of employment or other service relationship at or after age 55 under circumstances that the Committee, in its sole discretion, deems equivalent to retirement.

    (ff) "Service Provider" means an Employee, Officer or Director. A Service Provider who is an Employee shall not cease to be a Service Provider (i) during any leave of absence approved by the Company; provided, however, that, for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract; or (ii) as a result of transfers between locations of the Company or between the Company and any Subsidiary or Affiliate. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

    (gg) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

    (hh) "Stock Appreciation Right" means an Award granted pursuant to Section 12(a) of the Plan.

    (ii) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2. Stock Subject to the Plan.

    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares available for grants of Awards under the Plan is 454,676 Shares. The maximum aggregate number of Incentive Stock Options that may be issued under the Plan is 454,676. The Shares subject to an Award under the Plan may be authorized but unissued, or reacquired Common Stock or treasury shares. Except as otherwise provided in Section 14 of the Plan, no Participant may be granted Awards in any calendar year with respect to more than 65,000 Shares. In determining the number of Shares with respect to which a Participant may be granted an Award in any calendar year, any Award which is cancelled shall count against the maximum number of Shares for which an Award may be granted to a Participant.

    If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually

                                       -4-
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been issued under the Plan, whether upon exercise of an Option or other Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are forfeited, and the original Participant holding such Shares did not receive any benefits of ownership of such Shares (i.e., dividends), such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

SECTION 3. Administration of the Plan.

    (a) Administration. The Plan shall be administered by the Committee in accordance with Applicable Laws. Such Committee shall consist of three (3) or more members of the Board, each of whom is a "disinterested person" as defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations promulgated under the Exchange Act; and all of whom, in addition, shall constitute "outside directors" for purposes of granting "performance-based compensation" awards under Treas. Reg. Sec. 1.162-27(e)(3) and Section 162(m)(4)(C) of the Code. (Such "outside directors" shall be appointed by, and may be removed by, the Board.) Committee members shall serve for such term(s) as the Board may determine, subject to removal by the Board at any time. The Committee shall act by a majority of its members. If at any time there is no Committee in office, the functions of the Committee specified in the Plan shall be carried out by the Board.

    (b) Powers of the Committee. Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have exclusive authority, in its discretion, to determine the Fair Market Value of the Common Stock in accordance with Section 1(r) of the Plan and to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted an Award, the type of Award, the number of Shares subject to an Award, all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an Award and the terms of any instrument that evidences the Award. The Committee shall also have exclusive authority to interpret the Plan and its rules and regulations, and to make all other determinations deemed necessary or advisable under or for administering the Plan, subject to Section 16 of the Plan. All actions taken and determinations made by the Committee pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Committee may, by a majority of its members then in office, authorize any one or more of its members or any Officer of the Company to execute and deliver documents on behalf of the Committee, or delegate to an Officer of the Company the authority to make decisions pursuant to this Plan; provided, however, that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards to persons subject to Section 16 of the Exchange Act.

SECTION 4. Eligibility for Awards.

    Awards may be granted to Service Providers; provided, however, Incentive Stock Options may only be granted to Employees. In addition, an Award may be granted to a person who is offered employment by the Company, a Subsidiary or an Affiliate; provided, however, that such Award shall be immediately forfeited if such person does not accept such offer of employment within such time period as the Company, Subsidiary or Affiliate may establish. If otherwise

                                       -5-
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eligible, a Participant who has been granted an Option or other Award may be granted additional Options or other Awards.

SECTION 5. Limitations on Options.

    Each Option shall be designated in the written Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the Options are amended; the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary or Affiliate) exceeds $100,000; or other circumstances exist that would cause the Options to lose their status as Incentive Stock Options, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 5, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Non-Qualified Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Non-Qualified Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.

SECTION 6. Effective Date/Term of Plan.

    The Effective Date of the Plan shall be the date upon which the Company emerges from Chapter 11 bankruptcy protection. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless terminated earlier under Section 16 hereof. Unless the Company determines to submit Section 12(b) of the Plan and the definition of Performance Goal to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Section 12(b) after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

SECTION 7. Term of Option.

    The term of each Option shall be stated in the Award Agreement but shall be no longer than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

SECTION 8. Option Exercise Price and Consideration.

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    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

            (i) In the case of an Incentive Stock Option

            (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or

            (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

    (b) Waiting Period and Exercise Dates. The Committee shall have the authority, subject to the terms of the Plan, to determine any vesting restriction or limitation or waiting period with respect to any Option granted to a Participant or the Shares acquired pursuant to the exercise of such Option.

    (c) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i) cash (in the form of a certified or bank check or such other instrument as the Company may accept);

            (ii) other Mature Shares owned on the date of exercise of the Option by the Participant based on the Fair Market Value of the Common Stock on the date the Option is exercised; provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted;

            (iii) any combination of (i) and (ii) above;

            (iv) at the discretion of the Committee, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the sale or loan proceeds required to pay the exercise price, subject, however, to Section 18(e) of the Plan; or

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            (v) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Committee and Applicable Laws.

SECTION 9. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Stockholder. Except as otherwise authorized by the Committee, any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. The Committee may at any time, in whole or in part, accelerate the exercisability of any Option.

    An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee in accordance with Section 8(c) of the Plan and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Relationship as Service Provider. Except as otherwise authorized by the Committee, if a Participant ceases to be a Service Provider, other than for Cause or upon the Participant's death, Disability or Retirement, the Participant, subject to the restrictions of this Section 9(b), may exercise his or her Option within the time specified in this Section 9(b) to the extent that the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Any portion of an Option which is unvested on the date of termination shall immediately be forfeited. Unless otherwise determined by the Committee, such Option may be exercised as follows: (i) if the Option is a Non-Qualified Stock Option, it shall remain exercisable for the lesser of the remaining term of the Option or twelve (12) months from the date of such termination of the relationship as a Service Provider; or (ii) if the Option is an Incentive Stock Option, it shall remain exercisable for the lesser of the remaining term of the Option or three (3) months from the date of such termination of the relationship as a Service Provider; provided, however, that if the Participant dies within such three-month period, any unexercised Option held by such Participant shall notwithstanding the expiration of such three-month period continue to be

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exercisable (to the extent to which it was exercisable at the time of death) for the lesser of a period of twelve (12) months from the date of such death; the expiration of the remaining term of such Option; or the exercise period that applies for purposes of Section 422 of the Code. If, on the date of termination, the Participant is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Participant ceases to be a Service Provider because he or she is terminated for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    Notwithstanding the above, in the event of a Participant's change in status from Employee to non-Employee Officer or Director, the Participant shall not automatically be treated as if the Participant terminated his or her relationship as a Service Provider, nor shall the Participant be treated as ceasing to provide services to the Company solely as a result of such change in status. In the event a Participant's status changes from Employee to non-Employee Officer or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option three months and one day following such change of status.

    (c) Disability of Participant. Except as otherwise authorized by the Committee, if, as a result of the Participant's Disability, a Participant ceases to be a Service Provider, the Participant may exercise his or her Option subject to the restrictions of this Section 9(c) and within the period of time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise determined by the Committee or specified in the Award Agreement, such Option shall be exercisable for the lesser of the remaining term of the Option or twelve (12) months from the date of such termination. If, on the date of termination, the Participant is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods applicable under Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

    (d) Death of Participant. Except as otherwise authorized by the Committee, if a Participant dies while a Service Provider, the Option may be exercised subject to the restrictions of this Section 9(d) and within such period of time as is specified in the Award Agreement (but in no event later than the earlier of twelve (12) months from the date of such death or the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option is vested on the date of death, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. If, at the time of death, the Participant is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall

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immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Option under the Participant's will or the applicable laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event of termination of employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

    (e) Retirement of Participant.

            (i) Non-Qualified Stock Options. Except as otherwise authorized by the Committee, if, as a result of the Participant's Retirement, a Participant ceases to be a Service Provider, the Participant may, subject to the restrictions of this Section 9(e), exercise his or her Non-Qualified Stock Option within the time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise determined by the Committee, such Option may be exercised for the lesser of the remaining period of time specified in the Award Agreement or three
(3) years following the Participant's Retirement. Notwithstanding the foregoing, if the Participant dies within such three-year (or shorter) period, any unexercised Non-Qualified Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve
(12) months from the date of death or the expiration of the stated term of such Option, whichever period is shorter.

            (ii) Incentive Stock Options. If the Participant holds an Incentive Stock Option and ceases to be an Employee by reason of his or her Retirement, such Incentive Stock Option may continue to be exercisable by the Participant to the extent to which it was exercisable at the time of Retirement for a period of three (3) months from the date of Retirement or the expiration of the stated term of such Option, whichever period is the shorter. Notwithstanding the foregoing, if the Participant dies within such three-month period, any unexercised Incentive Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve
(12) months from the date of such death; the expiration of the stated term of such Option; or the exercise period that applies for purposes of Section 422 of the Code, whichever period is the shorter.

If, on the date of termination due to Retirement, the Participant is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination due to Retirement, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (f) Cash Out Provisions. On receipt of written notice of exercise, the Committee may elect, but shall not be required to, to cash out all or any part of the Shares for which an Option is being exercised by paying the Participant an amount, in cash, equal to the excess of the Fair Market Value of the Common Stock over the exercise price of the Option times the number of Shares for which an Option is being exercised on the effective date of such cash out. Cash outs pursuant to this Section 9(f) relating to Options held by Participants who are actually or may be potentially subject to Section 16(b) of the Exchange Act shall comply with the provisions of
Section 16 of the Exchange Act and the rules promulgated thereunder, to the extent applicable.

SECTION 10. Restricted Stock.

    (a) Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the individuals to whom it will award Restricted Stock under the Plan, and it shall advise the Participant in writing, by means of an Award Agreement, of the terms, conditions and restrictions related to the Award, including the number of Shares to be awarded to the Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in this Section 10. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals of the Participant or of the Company, Subsidiary or Affiliate for or within which the Participant is primarily employed, or upon such other factors as the Committee shall determine. The provisions of an Award need not be the same with respect to each Participant. The terms of any Award of Restricted Stock shall comply in all respects with Applicable Law and the terms of the Plan.

    (b) Awards and Certificates. Each Award shall be confirmed by, and subject to the terms of, an Award Agreement. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such Award. Any certificate issued with respect to Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

      "The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors and an Award Agreement. Copies of such Plan and Award Agreement are on file at the office of the Secretary of American Commercial Lines Inc."

If and when the Restriction Period (hereinafter defined) expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the Participant may request that unlegended certificates for such Shares be delivered to the Participant.

    (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i) Restriction Period. Subject to the provisions of the Plan and the terms of the Award Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock (the "Restrictions"). The Committee may provide for the lapse of such Restrictions in installments or otherwise and may accelerate or waive such Restrictions, in whole or in part, in each case based on period of service, performance of the Participant or of the Company, Subsidiary or Affiliate, division or department for which the Participant is employed or such other factors or criteria as the Committee may determine. Notwithstanding the foregoing, if the Participant of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, Shares subject to the Award may not, without the written consent of the Committee, be sold or otherwise disposed of within six (6) months following the date of grant. The Committee may, in its discretion, impose a limit on the number of Shares that a Participant may receive in any twelve-month period in the form of an Award of Restricted Stock.

            (ii) Rights. Except as provided in this Section 10(c) of the Plan, the applicable Award Agreement and Applicable Law, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Award Agreement, including, if so provided in the Award Agreement, the right to vote the Shares and the right to receive any dividends. Unless otherwise determined by the Committee in the applicable Award Agreement and subject to Section 18(d) of the Plan, for the Restriction Period, (A) cash dividends on the Shares that are the subject of the Award Agreement shall be automatically deferred and reinvested in additional Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock. If there is a pro rata distribution to holders of Common Stock of warrants or other rights to acquire shares of Common Stock, then the Participant shall have the right to participate in or receive such warrants or other rights; provided, however, that any Shares acquired pursuant to the exercise of such warrants or other rights shall be subject to the same vesting requirements and restrictions as the underlying Common Stock.

            (iii) Termination of Service Provider Relationship. Except to the extent otherwise provided in the Award Agreement or the Plan, if a Participant ceases to be a Service Provider for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Participant. Without limiting the foregoing, an Award Agreement may, at the Committee's discretion, allow for vesting to continue after termination of service with the Company; provided that the Participant remains an Employee or Officer of any Subsidiary or Affiliate of the Company.

    (d) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including, without limitation, provisions relating to tax matters including wage withholding requirements; prohibitions on elections by the Participant under Section 83(b) of the Code; and "gross-up" payments to Participants to satisfy tax liabilities. In addition, the terms of the Award Agreements for Restricted Stock need not be the same with respect to each Participant.

SECTION 11. Deferral of Stock Award.

      (a) The Committee may, in its sole discretion, authorize a Service Provider to elect to defer the ownership of the Shares otherwise issuable pursuant to Section 10. Any such election shall be made in writing in the form prescribed by the Committee, and shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. In no event, however, shall any deferral be permitted to the extent prohibited by Applicable Laws, including Section 409A of the Code.

      (b) An election to defer pursuant to (a) above with respect to Shares of Restricted Stock issuable in a calendar year must be made on or prior to December 31st of the year that precedes the year in which the restrictions on such Restricted Stock would lapse. Notwithstanding the foregoing, a Service Provider may make an election to defer pursuant to this Section 11 no later than thirty (30) days after the Effective Date, for the year in which the Plan is first effective, or, if later, within thirty (30) days after the date the Service Provider first becomes eligible to participate.

      (c) At the time of the deferral election described in this Section 11, the Service Provider may select the date for the issuance or receipt of the deferred Shares. If the Service Provider does not select a date for the issuance of deferred Shares, the deferred Shares will be issued upon termination of his or her service as a Service Provider.

SECTION 12. Other Awards.

    The Committee, in its sole discretion, but subject to the terms of the Plan, may grant the following types of Awards (in addition to or in combination with the Awards of Options and Restricted Stock described above) under this Plan on a stand alone, combination or tandem basis:

    (a) Stock Appreciation Rights. The Committee may grant rights to receive the excess of the Fair Market Value of the Shares on the date the Stock Appreciation Rights are exercised over the Fair Market Value of the Shares on the date the Stock Appreciation Rights were granted (the "Spread"). The Spread with respect to Stock Appreciation Rights may be payable in cash, Shares with a total Fair Market Value equal to the Spread, or a combination of these two. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, however, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Rights will be made (cash, Shares or any combination thereof) or (ii) to approve an election by a Participant to receive cash in full or partial settlement of Stock Appreciation Rights. Each Award Agreement for Stock Appreciation Rights shall provide that Stock Appreciation Rights under the Plan may not be exercised earlier than six (6) months from the date of grant. The terms of the Award Agreements granting Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights shall be subject to adjustment as provided in Section 14.

    (b) Performance Awards.

      (i) Type of Performance Awards. The Committee may grant a Performance Award which may be in the form of actual shares of Common Stock (performance shares) or Common Stock units having a value equal to an identical number of shares of Common Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the performance shares are earned. The Performance Objectives and the length of the Performance Period shall be determined by the Committee. The Committee shall determine in its sole discretion whether Performance Awards granted in the form of Common Stock units shall be paid in cash, Common Stock or a combination of cash or Common Stock.

      (ii) Performance Objectives. The Committee shall establish the Performance Objectives for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights to which the Participant will be entitled upon achievement of such levels of performance. Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's termination of service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine consistent with the requirements of Section 162(m) of the Code.

      (iii) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of
Section 162(m) of the Code, whether the Performance Objectives and other material terms of a Performance Award have been achieved or met. Performance Awards shall not be settled until the Committee has made the certification specified under this Section 12(b).

      (iv) Adjustment. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to a Performance Award to a Covered Employee, notwithstanding the achievement of a specified Performance Objective but may not increase such amount.

      (v) Maximum Amount Payable. Subject to Section 14, the maximum number of shares subject to any Performance Award to a Covered Employee is [_________] for each twelve (12) months during the Performance Period (or, to the extent the Performance Award is paid in cash, the maximum dollar amount of any such Performance Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the Performance Period).

    (c) Other Stock-Based Awards. The Committee may, in its discretion, grant other Share-based Awards which are related to or serve a similar function to those Awards set forth in this Section 12.

SECTION 13. Non-Transferability of Awards.

    Unless otherwise specified by the Committee in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (a) will or by the laws of descent or distribution or
(b) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Options and other Awards may be exercised, during the lifetime of the Participant, only by the Participant or by the guardian or legal representative of the Participant or by an alternate payee pursuant to a qualified domestic relations order. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate. Any attempt to assign, pledge or otherwise transfer any Award or of any right or privileges conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.

SECTION 14. Adjustments Upon Changes in Capitalization.

    (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (i) conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration;" and (ii) no adjustment shall be made below par value and no fractional shares of Common Stock shall be issued. Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive. In the event of an extraordinary cash dividend, the Committee may, in its sole discretion, equitably adjust the aggregate number of Shares available under the Plan, as well as the exercise price, number of Shares and other appropriate terms of any outstanding Award in order to preserve the intended benefits of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

    (b) Upon the occurrence of a recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an "Event") in which outstanding Awards are not to be assumed or otherwise continued following such Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant's consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion; provided, that, no such purchase or replacement shall be required with respect to underwater Options or Stock Appreciation Rights and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such Event.

SECTION 15. Date of Grant.

    The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

SECTION 16. Term; Amendment and Termination of the Plan.

    (a) Amendment and Termination. Subject to this Section 16 and Section 18(e), the Board may at any time amend, alter, suspend or terminate the Plan, including without limitation to provide for the transferability of any or all Options to comply with or take advantage of rules governing registration of shares. Subject to Section 18(e) and the other terms of the Plan, the Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent.

    (b) Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment and any amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law, rule or regulation.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 17. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may cause a legend or legends to be placed on any certificates for Shares or other securities delivered under the Plan as it may deem appropriate to make reference to such legal rules and restrictions, or to impose any restrictions on transfer.

    (b) Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with vested Common Stock, including vested Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested Common Stock.

    (c) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    (d) Grants Exceeding Allotted Shares. If the Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Applicable Law and Section 16(b) of the Plan.

SECTION 18. General Provisions.

    (a) No Contract of Employment or Service. Neither the Plan nor any Award hereunder shall confer upon any individual any right with respect to continuing such individual's employment or service relationship with the Company, nor shall they interfere in any way with such individual's right or the Company's right to terminate such employment or service relationship at any time, with or without cause.

    (b) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    (c) Governing Law. The Plan and all Awards made and actions thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.

    (d) Dividends. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall be permissible only if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Options and other Awards).

    (e) Prohibition on Loans to Participants. The Company shall not lend funds to any Participant for the purpose of paying the exercise or base price associated with any Award or for the purpose of paying any taxes associated with the exercise or vesting of an Award.

    (f) Performance-Based Compensation. The Committee may designate any Award as "performance-based compensation" for purposes of Section 162(m) of the Code. Any Awards designated as "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, and the measurement may be stated in absolute terms or relative to comparable companies.

    (g) Unfunded Status of Plan. It is intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payment; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

    (h) Liability of Committee Members. Except as provided under Applicable Law, no member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it. Neither the Company, the Board of Directors nor the Committee, nor any Subsidiary or Affiliate, nor any directors, officers or employees thereof, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court that an Incentive Stock Option granted hereunder does not qualify for tax treatment as an "incentive stock option" under Section 422 of the Code.

    (i) Code Section 409A Standards. The Plan, and all Awards and Award Agreements pursuant to the Plan, shall be effected, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Code
Section 409A and its interpretive regulations (the "Section 409A Standards"). To the extent that any terms of the Plan, an Award Agreement, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to, or would be prohibited by, Code Section 409A, those terms are to that extent superseded by the applicable Section 409A Standards.